Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2012 relating to the consolidated financial statements as of and for the years ended December 31, 2011 and 2010 of Lake Shore Bancorp, Inc. appearing in the Annual Report on Form 10-K of Lake Shore Bancorp, Inc. for the year ended December 31, 2011.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania
December 21, 2012